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                                                                    Exhibit 10.1


                   FIBER OPTIC NETWORK LEASED FIBER AGREEMENT
                                  PRODUCT ORDER

This Product Order ("Product Order") together with the General Terms and Conditions constitute the Fiber Optic Private Network Agreement ("Agreement") which is effective as of February 7, 2000 (the "Effective Date") by and between METROMEDIA FIBER NETWORK SERVICES, INC. ("MFN"), One North Lexington Ave., Fourth Floor, White Plains, New York 10601, and COGENT COMMUNICATIONS, INC. ("Carrier"), 1015 31st Street NW, Suite 330, Washington, DC 20007. Definitions of terms used in this Agreement appear in this Product Order and in the General Terms and Conditions.

Carrier hereby orders and MFN hereby agrees to provide Leased Fiber as follows:

     1. Lease Term: The Lease Term for each Supplement shall commence on the respective Service Date and shall terminate two hundred forty months after the earlier of (i) sixty (60) months after the Effective Date or
          (ii) the date on which Carrier satisfies its Commitment set forth below.

     2.   Number of Leased Fibers and requests for Building Access into Carrier
          Locations: To be specified in each Supplement ("Supplements" and each a "Supplement") to this Product Order to be executed by the parties.

     3.   Commitment:

          3.1. Number of Leased Fiber Miles: A minimum aggregate of [*] [*] fiber miles [*] to be leased within sixty (60) months after the Effective Date.

          3.2. Number of Carrier Locations into which Carrier will order Building Access: A minimum aggregate of [*] buildings within sixty (60) months after the Effective Date.

     4. Specifications pertinent to testing the Leased Fiber is attached herewith: as Exhibit A.

     5.   Installation Charge and Monthly Lease Payments:

          5.1 One Time Installation Charge: To be specified in each Supplement, if any. There shall be no one time installation charge for Leased Fiber or Lateral Extensions into any Carrier Location which is already part of the MFN Network or any Proposed Carrier Location, provided that the Leased Fiber is to be brought to the MFN point of demarcation in such Carrier Location.

          5.2  Monthly Lease Payments:

               5.2.1. Monthly Fiber Charge:

                                                                INCREMENTAL
                                                                 PRICE PER
                                         FIBER MILE              FIBER MILE
                                                                 PER MONTH
                              ------------------------------------------------
                              [********************************************]
                              ------------------------------------------------
                              [********************************************]
                              ------------------------------------------------
                              [********************************************]
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                              [********************************************]
                              ------------------------------------------------
                              [********************************************]
                              ------------------------------------------------

[*] Indicates confidential treatment requested.


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                      [*******************************************************]
                      [*******************************************************]
                      [*******************************************************]
                      [*******************************************************]
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               5.2.2. Notwithstanding the table set forth in Section 5.2.1, above, in the event Carrier orders Leased Fiber in a network route ring configuration, such Leased Fiber shall be provided for a minimum Monthly Fiber Charge of [*]
                      [*] regardless of the
                      number of the fiber miles and fiber strands ordered. Subject to availability, MFN will lease to Carrier a minimum of one (1) fiber strand and a maximum of eight (8) fiber strands in any single MFN network ring. MFN shall promptly notify Carrier when MFN has available eight (8) or fewer fibers on a single ring.

               5.2.3. Monthly Building Access Charge: [*] per Carrier
                      Location except as otherwise provided in Section 8.2.3.2 to this Product Order.

              5.2.4. Applicable Taxes (as defined in the Agreement) on any Installation Charge incurred pursuant to a Supplement and all Monthly Lease Payments are to be paid by Carrier as and when due.

6.   Estimated Installation Completion Dates: To be specified in Supplements

7.   Early Termination Charge:

     In the event of termination of this Agreement or any Supplement to this Product Order pursuant to Section 11.2 of the General Terms and Conditions of this Agreement, Carrier will pay to MFN an Early Termination Charge (plus Applicable Taxes) for the affected Leased Fiber and Building Access determined as follows:

     1st year termination - [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber for the first year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the second year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber for the third year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the fourth year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the fifth year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the sixth through the last day of the then scheduled Lease Term.

     2nd year termination - [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the second year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the third year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the fourth year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the fifth year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the sixth through the last day of the then scheduled Lease Term.

     3rd year termination - [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the third year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the fourth year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the fifth year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the sixth through the last day of the then scheduled Lease Term.

[*] Indicates confidential treatment requested.

     4th year termination - [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the fourth year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the fifth year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the sixth through the last day of the then scheduled Lease Term.

     5th year termination - [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the fifth year, plus [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the sixth through the last day of the then scheduled Lease Term.

     6th through 20th year termination - [*]% of all unpaid Monthly Lease Payments for the affected Leased Fiber and Building Access for the balance of the then scheduled Lease Term.

     In the event that this Agreement is terminated, and if Carrier has not yet leased [*] fiber miles from MFN hereunder as of the date of any termination, then such termination shall be calculated as if Carrier has actually leased [*] fiber miles as of the date of termination. For purposes of this Section 7 only, except in cases of Carrier's gross negligence or willful misconduct, Carrier's payment to MFN of (i) the Early Termination Charge, (ii) MFN's costs of construction and installation plus fifteen percent (15%) plus applicable sales or other taxes, and (iii) the Applicable Taxes (set forth in Section 2 of the General Terms and Conditions of this Agreement) shall be MFN's sole and exclusive remedy under this Agreement.

8.   Fiber, Locations and Requirements

     8.1 Leased Fiber Commitment. Carrier acknowledges and agrees that within [*] days of the effective date of this Agreement, Carrier will lease Leased Fiber subject to the terms and conditions of this Agreement totaling at least [*] fiber miles in metropolitan areas where MFN has or reasonably expects to have within such [*] day period an installed Network as set forth in Exhibit B. Carrier acknowledges and agrees that within sixty
          (60) months after the Effective Date of this Agreement, Carrier will lease Leased Fiber subject to the terms and conditions of this Agreement totaling at least [*] fiber miles in the United States and/or Canada in metropolitan markets in which MFN itself or through one or more of its affiliated companies has constructed or plans to construct a Network within the next twelve
          (12) months. Any fiber mile leased in a Canadian metropolitan market shall be pursuant to a Supplement entered into by either MFN or one of its affiliates directly.

          8.1.1. For the purposes of this Agreement, fiber miles will be calculated by multiplying the physical mileage of Carrier's Leased Fiber route(s) by the quantity of Leased Fiber along the same route(s).

          8.1.2. The Monthly Fiber Charge for the initial [*]
                 [*] Leased Fiber miles that MFN leases to Carrier within sixty (60) months after the Effective Date of this Agreement shall be [*] per fiber mile per month.

          8.1.3. Carrier further acknowledges and agrees that for the period beginning at the end of sixty (60) months after the Effective Date until such time as Carrier has leased [*]
                 [*] fiber miles pursuant to Supplements, Carrier shall be liable to MFN for any difference that may exist between the Monthly Fiber Charge for [*]
                 [*] fiber miles and Carrier's actual total Monthly Lease Payments for Leased Fiber miles pursuant to Supplements (the "Contract Balance"). In the event that MFN has reason to believe that such difference may exist, MFN will provide Carrier written notice of the deficiency fifty-nine (59) months

[*] Indicates confidential treatment requested.

                 after the Effective Date of this Agreement and Carrier will then have thirty (30) days to order additional fiber subject to the terms and conditions of this Agreement necessary to achieve Supplements for [*]
                 Leased Fiber miles. If after sixty (60) months after the Effective Date of this Agreement, Carrier does not lease from MFN Leased Fiber totaling [*]
                 [*] fiber miles pursuant to Supplements, then in advance of the sixty-first (61st) month after the Effective Date, MFN will invoice and Carrier will pay the Monthly Fiber Charge each month equal to the aggregate Monthly Fiber Charge pursuant to Supplements plus the Contract Balance (as the Contract Balance may be reduced in accordance with the final sentence of this paragraph) multiplied by [*] dollars [*] per fiber mile per month until such time as Carrier has leased an aggregate of [*]
                 [*] fiber miles pursuant to Supplements. Any such amount will be subject to an Early Termination Charge as set forth in Section 7. As and when Carrier has leased additional Leased Fiber miles pursuant to Supplements, the Contract Balance shall be reduced by the amount of the fiber miles subject to such Supplements. Notwithstanding anything to the contrary contained in this Agreement, Carrier will have no liability under this provision or Section 7 of this Product Order in the event that any failure of Carrier to lease [*] fiber miles is due to MFN's inability to deliver fiber in accordance with any Supplements, including, without limitation, any failure of MFN to timely deliver Leased Fiber, any failure of any Leased Fiber to meet the Specifications, MFN's failure to build to announced build plans, and/or any other failure or inability of MFN to timely deliver Leased Fiber in accordance with the terms of the Agreement.

          8.1.4. In no event shall Carrier be obligated to lease Leased Fiber from MFN in excess of [*] fiber miles.

     8.2 Building Access Commitment. Carrier acknowledges and agrees that within sixty (60) months after the Effective Date, Carrier will order from MFN Building Access into at least [*] Carrier
          Locations. Such Carrier Locations will consist of buildings and/or central offices connected to the Network selected from the target building list (the "Target Building List"), annexed herewith as Exhibit C and updated from time to time by MFN, but not more frequently than once every three (3) months.. Notwithstanding anything herein to the contrary, MFN shall not be obligated to provide Building Access into [*] Carrier Locations. Within sixty (60) months after the Effective Date, in the event that MFN fails to provide Building Access into a minimum of [*] buildings designated on the Target Building List, exclusive of Proposed Carrier Locations (defined in Section 8.2.3, below), then Carrier's Building Access Commitment shall be reduced accordingly by such number of buildings into which MFN fails to provide Building Access.

          8.2.1. Subject to Section 8.2.3.2, the Monthly Building Access Charge shall be [*] per month.

          8.2.2. Carrier further acknowledges and agrees that for the period beginning at the end of sixty (60) months after the Effective Date until such time as Carrier has requested Building Access into [*] Carrier Locations, selected from the Target Building List, pursuant to Supplements, Carrier shall be liable to MFN for any difference that may exist between the Monthly Building Access Charge for [*] Carrier
                 Locations and Carrier's actual total Monthly Building Access Charge pursuant to Supplements (the "BA Contract Balance"). In the event that MFN has reason to believe that such difference may exist, MFN will provide Carrier written notice of the deficiency fifty-nine (59) months after the Effective Date of this Agreement and Carrier will then have thirty (30) days to order additional Building Access into Carrier Locations subject to the terms and conditions of this Agreement necessary to achieve Supplements for [*] Carrier
                 Locations. If after

[*] Indicates confidential treatment requested.

                 sixty (60) months after the Effective Date of this Agreement, Carrier does not order Building Access into Carrier Locations totaling [*] pursuant to Supplements, then in advance of the sixty-first (61st) month after the Effective Date, MFN will invoice and Carrier will pay the Monthly Building Access Charge each month equal to the aggregate Monthly Access Charge pursuant to Supplements plus the BA Contract Balance (as the BA Contract Balance may be reduced in accordance with the final sentence of this paragraph) multiplied by [*] per
                 Carrier Location per month until such time as Carrier has ordered Building Access into an aggregate of [*]
                 Carrier Locations pursuant to Supplements or such lesser number as provided in Section 8.2 of the Product Order Any such amount will be subject to an Early Termination Charge as set forth in
                 Section 7. As and when Carrier has ordered Building Access in Carrier Locations pursuant to Supplements, the BA Contract Balance shall be reduced by the amount of the Carrier Locations subject to such Supplements. Notwithstanding anything to the contrary contained in this provision, Carrier will have no liability under this provision in the event that any failure of Carrier to order Building Access into [*]
                 Carrier Locations is due to (i) MFN's inability to deliver Building Access into [*] Carrier Locations or (ii) MFN's failure to timely deliver Building Access pursuant to any Supplements in accordance with the terms of the Agreement.

          8.2.3. Notwithstanding anything contained in this Section 8.2. to the contrary, Carrier shall have the right to request Building Access into a proposed Carrier Location not designated on the Target Building List. Such requests shall be provided to MFN in a written notice pursuant to Section 9.2, specifying the proposed Carrier Location(s) (the "Proposed Carrier Location") and any necessary documentation (including, without limitation, a copy of the telecommunications license agreement between Carrier and the building owner or manager), in a form acceptable to MFN, certifying that a Proposed Carrier Location meets MFN's commercial building criteria (the "Commercial Building Criteria") set forth in Exhibit D, annexed herewith. MFN will determine, in its sole discretion, whether or not the proposed Carrier Location(s) meets the Commercial Building Criteria, and to provide Building Access and construct a Lateral Extension to and into such Proposed Carrier Location(s). All right, title and interest to the Lateral Extensions constructed by MFN shall vest in MFN.

                 8.2.3.1. Carrier shall use its best efforts to assist MFN in entering into a Telecommunications License Agreement with the owner or manager of a Proposed Carrier Location in the form attached hereto as Exhibit E. Carrier agrees to promptly forward or deliver to MFN's Real Estate Group any and all communications by the owner or manager of a Proposed Carrier Location regarding the Telecommunications License Agreement. Subject to Section 8.2.3, MFN may enter into a Telecommunications License Agreement with a building owner or manager of proposed Carrier Location, pursuant to this Section 8.2.3.1 wherein the terms of such agreement differ from the terms of the form Telecommunications License Agreement attached hereto as Exhibit E, provide that such terms are not in variance with the Building Access Criteria. All such communications should be sent or forwarded to:

                                     Metromedia Fiber Networks, Inc.
                                     685 Third Avenue, 3rd floor
                                     New York, NY  10017
                                     Attn: Mark Pearlman
                                     Vice President - Real Estate Group
                                     (212) 687-9177 x518
                                     mpearlman@mmfn.com

[*] Indicates confidential treatment requested.

                 8.2.3.2. In the event that MFN provides Carrier with Building Access into a Proposed Carrier Location and in consideration of Carrier assisting MFN to enter into a Telecommunications License Agreement with an owner or manager of a Proposed Carrier Location as set forth in Section 8.2.3.1, such Building Access with respect to the Carrier Location shall be provided to Carrier at no charge during the Lease Term.

                 8.2.3.3. In no event shall Carrier be obligated to order Building Access into an excess of [*]
                           Carrier Locations.

     8.3. Carrier will, from time to time, request Leased Fiber and Building Access pursuant to the terms and provisions hereof, by providing MFN with one or more written notices (each a "Carrier Request Notice"). Each such notice shall indicate the number of fibers, the MFN metropolitan market and Carrier's proposed Locations. Within thirty
          (30) days after receipt of such notice, MFN will respond to Carrier with a Supplement confirming the availability, the Monthly Lease Payment for the Leased Fiber and Building Access subject to the Supplement, the one time installation charge, if any, and the estimated installation completion date for the requested fiber. Carrier may order fiber in any metropolitan market in which MFN has constructed a Network, except for the first [*] fiber miles which must be requested in the metropolitan markets set forth in Exhibit B. Carrier will execute and return to MFN each such Supplement within ten (10) days of receipt thereof. Carrier shall do so by following the procedure set forth in this Section 8.3. Carrier acknowledges and agrees that any Leased Fiber in international metropolitan markets may be provided directly by one or more affiliates of MFN and that Carrier will enter into an agreement with such affiliate for such provision of Leased Fiber.

     8.4. Provided Carrier is not in default of this Agreement, Carrier may request additional Carrier Locations be added to any then existing Supplement by providing MFN one or more written requests. Such requests shall indicate the number of fibers, requested term, and any relevant information necessary to identify the requested Locations including, but not limited to, the address, floor, suite, and room number of the requested Location. Within thirty (30) days after receipt of such orders, MFN will respond to Carrier with a revised Supplement confirming the availability, the Monthly Lease Payment for the additional fiber miles, the one time installation charge, if any, and the estimated installation completion date for the requested additional Locations. Carrier will execute and return to MFN each such Supplement within ten (10) days of receipt thereof, failing which such Supplement shall be deemed rejected.

9.   MFN address (and contact person) is as follows:

       Metromedia Fiber Network Services, Inc.
       One North Lexington Ave., Fourth Floor
       White Plains, NY  10601
       Attn.: Vice President - Marketing

       For purposes of declaring a default or termination, a copy of the notice must be sent to:

       Vice President - Legal Affairs
       Metromedia Fiber Network Services, Inc.
       One North Lexington Ave., Fourth Floor
       White Plains, NY  10601

       Carrier address (and contact person) is as follows:

       Cogent Communications, Inc.

[*] Indicates confidential treatment requested.

       1015 31st Street NW
       Suite 330
       Washington, DC  20007
       Attn: David Schaeffer

       For purposes of declaring a default or termination, a copy of the notice must be sent to:

       Cogent Communications, Inc.
       1015 31st Street NW
       Suite 330
       Washington, DC  20007
       Attn:  David Schaeffer



METROMEDIA FIBER NETWORK SERVICES, INC.     COGENT COMMUNICATIONS, INC.


By: /s/ Nicholas M. Tanzi                   By: /s/ David Schaeffer
    ----------------------                      ---------------------------
         Nicholas M. Tanzi                  Name:  David Schaeffer
         President                                   Title:  President

                      FIBER OPTIC PRIVATE NETWORK AGREEMENT

                          GENERAL TERMS AND CONDITIONS


1.   TERM AND LEASE

1.1 MFN hereby leases to Carrier, pursuant to Supplements to be executed by the parties, optical fiber ("Leased Fiber") on MFN's fiber optic cable network ("Network") and/or constructed and installed specifically for Carrier and the equipment and interfaces described in the Supplements to the Product Order ("Equipment"), as provided in the Product Order and the Supplements thereto. The Leased Fiber, Building Access and Equipment leased by Carrier will be referred to as the "Product". The lease term ("Lease Term") and other specific terms pertaining to the Product are set forth in the Supplements. The term "Party" will refer, individually, to either MFN or Carrier and the term "Parties" will refer to both of them. The term "Agreement" will mean and include the Product Order, Supplements and all Exhibits thereto and these General Terms and Conditions.

1.2 MFN will use commercially reasonable efforts to complete installation of and provide Carrier with access to the Product on or about the Estimated Installation Completion Date specified in the Supplements at the Carrier Locations specified in the Supplement ("Turnover Date"). For a period of time not to exceed ten (10) business days after the Turnover Date (the "Acceptance Test Period"), Carrier will conduct such testing as it reasonably deems necessary to ensure that the Product conforms in all material respects to the technical specifications set forth in Exhibit A to the Product Order ("Specifications"). Carrier will use commercially reasonable efforts to complete such acceptance testing and notify MFN in writing within five (5) business days after the Turnover Date, but in any event within the Acceptance Test Period, of acceptance or of any "Deficiencies" (as defined herein) in the Product. Deficiencies exist if the Product does not conform in all respects to the relevant Specifications. Upon receipt of such notification from Carrier, MFN will promptly undertake correction of such Deficiencies and restore access to and use of the Product to Carrier. The "Service Date," whereupon the Lease Term commences, will be the earlier of (i) completion of testing and acceptance of Product by Carrier, (ii) expiration of the AcceptanceTest Period or, (iii) if Carrier has identified Deficiencies, then the first date upon which Product conforms in all material respects with the relevant Specifications. If the Service Date for any Leased Fiber does not occur within one hundred and eighty (180) days of the Estimated Installation Completion Date set forth in the applicable Supplement, or such other date as may be mutually extended by the Parties, Carrier may terminate the Supplement with respect to such Leased fiber.

1.3 Carrier will obtain all necessary approvals for collocation in a building and for the use of any required building riser conduit or other required building facilities at all Carrier Locations. Unless otherwise provided for in the Product Order, if there is no existing and available riser conduit or other required facilities within such buildings then MFN will perform all construction and installation of such riser conduit and Carrier will reimburse MFN for the entire out of pocket cost to construct and install such riser conduit plus fifteen percent (15%) plus Applicable Taxes.

1.4. Upon the expiration of the Lease Term, or any earlier termination of this Agreement or a Supplement, Carrier will promptly remove from any property owned, leased or licensed by MFN all Carrier property, equipment and other materials used in connection with the Product within forty five (45) days from such expiration or termination. Carrier will complete such removal in a manner that does not interfere with or damage the Product or the Network. Subject to the preceding sentence, in all events, carrier may remove its optronic and electronic equipment. If Carrier fails to remove its property within such period, such property will be deemed abandoned, and MFN will make such disposition of the property as it deems necessary or advisable at Carrier's sole expense.

2.   2. TERMS OF PAYMENT

2.1 Unless otherwise provided for in the Product Order, Carrier agrees to pay the One Time Installation Charge, if any, as provided in each Supplement, upon the execution of the Supplement. Carrier will also pay to MFN all applicable sales or other similar taxes assessed on the transactions contemplated by this Agreement other than taxes on or measured by MFN's income or capital, or any franchise or permit fees payable by MFN (except those fees directly attributable to Carrier) ("Applicable Taxes"), unless Carrier is eligible for an exemption and Carrier provides to MFN an exemption certificate or other documentation. Commencing on the earlier of
     (i) the Service Date for the first Location of each Ring or (ii) 180 days after the Effective Date of the Supplement (unless all such delays are caused by or result from the act or omission of MFN) and continuing each month thereafter for the duration of the Lease Term, Carrier will pay the Monthly Lease Payment and for such Supplement (and the Monthly Maintenance Payment for the Equipment, if applicable) plus Applicable Taxes in advance for each month. If service commences after the first day of any month or terminates before the last day of a month, then the payment for such partial month will be pro rated based on the number of days of the Lease Term during that month to the number of days in that month. Carrier will include such pro rata payment for the initial partial month in the first monthly payment at the commencement of the Lease Term for such Supplement. The Prepaid Lease Payment, not to exceed four (4) months if any, will be paid as provided in the Supplement.

2.2 If Carrier fails to pay any sum when due pursuant to this Agreement, then, in addition to such sum, Carrier will pay interest on such unpaid sum at the lower of the highest legal rate of interest permitted in the State of New York or one and one-half percent (1.5%) per month.

3.   MAINTENANCE, RESTORATION AND REPAIR OF THE NETWORK AND PRODUCT MONITORING

3.1 MFN will provide remote monitoring of the Network and the Product to the extent that the Product is incorporated into the Network. MFN will use commercially reasonable efforts to maintain the Product in accordance with the Specifications (subject to reasonable wear and tear) and the Network in good operating condition at all times during the Lease Term. The foregoing maintenance will be at no additional charge to Carrier, except as set forth in Section 3.4 hereof.

3.2 An "Outage" will mean the complete interruption of communications on one or more of Carrier's Leased Fibers resulting from physical damage to, or severance of, or a break in, or other failure of any Product. If an Outage or any other material degradation of service on any Leased Fibers occurs Carrier will immediately notify MFN by telephone at (888) 636-2778 or through such other notification procedure as Parties may establish. Provided that MFN personnel or contractors have access to affected Carrier facilities immediately upon notification, MFN will respond and commence work within two (2) hours after the time of notification by Carrier and restore effective use of the Product as expeditiously as practicable, but in no event more than four (4) hours after receipt by MFN of Carrier's notification, subject to "Force Majeure" as provided in Section 11 hereof.

3.3 Except for any Outage caused by or resulting from (i) Force Majeure as set forth in Section 11 hereof; (ii) the act or omission of Carrier, its employees, agents or contractors; (iii) any of Carrier's equipment or facilities used in connection with the Product; or (iv) planned Outages by reason of Services which have been scheduled and approved in advance by Carrier ("Excepted Outages") in the event of an Outage, Carrier will receive from MFN a credit ("Outage Credit") calculated at 5% of the Monthly Lease Payment for the affected Leased Fiber strands for each four (4) hours of Outage, up to a maximum of the Monthly Lease Payment for one (1) full month. Except in the case of a Prepaid Lease Payment or termination as provided in this Section 3.3, the Outage Credit will be applied against future payments which may become due and payable by Carrier to MFN. The Outage Credit will be determined by dividing the total Monthly Lease Payment by the number of Carrier Locations and dividing this result by the number of Leased Fiber strands to determine the Monthly Lease Payment per Leased Fiber Strand. This result is then multiplied by five percent (5%) and by the number of four (4) hour Outage periods. For example, if the Monthly Lease Payment for six (6) Carrier Locations is $60,000.00, the Monthly Lease Payment for each Location would be $10,000.00, and if there were four (4) Leased Fiber strands for each Location, the result would be

     $2,500.00 per Fiber Strand. If the Outage affected two (2) strands at one Location for eight (8) hours, the Outage Credit would be $2,500 x 5% x 2 = $250.00. For the purposes of determining the Outage Credit pursuant to this
     Section 3.3, if the Product Order provides for a Prepaid Lease Payment, then the Monthly Lease Payment will be determined by dividing the Prepaid Lease Payment by the total number of months of the Lease Term. The Outage Credit will be in the form of a cash payment to Carrier by MFN if the Carrier has paid the Prepaid Lease Payment in full or if this Agreement is terminated by either Party as provided in Section 3.4 hereof. Outage Credits will not be credited or payable for any period of time during which MFN personnel or contractors are denied access to Carrier Locations or other facilities to remedy an Outage.

3.4 If an Outage occurs and continues for a period longer than fifteen (15) days for any reason other than "Force Majeure" as defined in this Agreement, then at any time thereafter, unless and until such Outage is corrected, either Party can terminate this Agreement and the Supplement with respect to the Product subject to the Outage by written notice of such termination delivered to the other Party. Notwithstanding the foregoing, if such Outage occurs and continues by reason of a breach by a Party of its obligations under this Agreement, such breaching Party will not have any right to terminate this Agreement. The Outage Credit and right to terminate will be the sole and exclusive remedy of Carrier and liability of MFN for any Outage regardless of the cause of such Outage.

3.5 If all or part of the Product requires restoration, replacement or repair by reason of an act or omission of Carrier, its employees, agents, or contractors or any of Carrier's equipment or facilities used in connection with the Product, such repair, replacement and/or restoration will be made by MFN, at Carrier's sole expense, in accordance with MFN's then current time and materials rates plus Applicable Taxes. In addition, Carrier will not receive any Outage Credit by reason of the foregoing.

3.6 MFN may assign or subcontract to any third party any or all of its performance obligations (including without limitation maintenance) under this Agreement and Product Order at any time, without the consent of Carrier, provided that MFN will remain obligated for such performance in accordance with the terms of this Agreement.

3.7 MFN will have the right to inspect Carrier's use of the Product at any time and from time to time during normal business hours upon at least `twenty-four (24) hours" prior notice by MFN provided that such inspection does not interfere with or hinder Carrier's use of its Product as permitted hereunder.

4.   USE AND OWNERSHIP OF THE PRODUCT

4.1 Carrier will not, by itself or through any agent or contractor, make any repair to or replacement of the Product or the Network or any other equipment or facilities provided by MFN in connection with the Product or otherwise. Carrier will not install any equipment to be used with the Product or use the Product in any manner which damages or interferes with the Product or the Network.

4.2 Carrier will use the Product in material compliance with all applicable federal, state and local laws, rules and regulations and all applicable franchises, rights of way, leases, licenses, contracts and other obligations to third parties with respect to the Network or Product. Carrier will obtain and maintain in effect during the Lease term all rights, leases, licenses, permits and governmental or non-governmental approvals necessary for use of the Product by Carrier and its customers.

4.3 Carrier acknowledges and agrees that the Product is provided for use (1) exclusively by Carrier and/or affiliated entities which control or are controlled by or commonly controlled with Carrier ("Affiliates") which are named in the Product Order (if so named, then the term "Carrier" as used in this Agreement will include any such Affiliates of Carrier), (2) customers of Carrier and (3) in either case only in the ordinary course of business of Carrier. For purposes of this Agreement, the ordinary course of Carrier's business shall not include the sale, leasing or granting of any rights of use in "dark fiber", as such term is commonly understood in the telecommunications industry. Carrier will not under any circumstances (a) permit or provide access to or use of the Product, in whole or part, to any third party (other than a customer of Carrier in the ordinary course of business of Carrier), pursuant to (by way of example and not in limitation) sublease, license, sublicense or resale, or any other right to use, or (b) share or otherwise utilize in conjunction with a third party (including without limitation in any joint venture or as part of any outsourcing activity) any of the Product. Any breach of this Section 4.3 will be deemed to be a material breach of this Agreement and in the event of such material breach MFN will have the right to immediately terminate this Agreement, any applicable Product Orders and Carrier's access to the Network, in addition to any and all rights and remedies. ,

4.4 MFN retains all right, title and interest in and to the Product and the Network to the points within the Carrier Locations specified in the Product Order at which MFN's facilities end and Carrier's facilities begin, subject only to the grant of access and use provided to Carrier pursuant to this Agreement.

4.5 MFN reserves the right to utilize unused external building access and space within the building conduit(s) occupied by the Product at the Carrier Locations and otherwise, provided that such use does not interfere with or hinder Carrier's use of its Product as permitted hereunder.

5.   AUTHORIZATIONS; RELOCATION; CONDEMNATION

"Authorization(s)" will mean all material and applicable governmental or non-governmental licenses, easements, rights of way, conduit, pole attachment and any other facilities or property rights, licenses, contracts, franchises, approvals, permits, orders, consents, and all other rights required for MFN to operate and maintain the Network or provide the Product to Carrier pursuant to this Agreement.

5.1 MFN will use commercially reasonable efforts to have or obtain by the Service Date, all Authorizations and to maintain or renew all such Authorizations through the Initial Term and to replace such Authorizations with reasonably suitable replacement Authorizations if any expire or are terminated or discontinued during the Initial Term. If any Authorizations are modified, terminated or discontinued and not replaced, and the loss of such Authorizations threatens to cause or does cause material financial harm to MFN, or prevents or materially interferes with MFN's control, possession and/or use of the Network or ability to lease the Product or materially and adversely affects the use by Carrier of the Product, then MFN will at its option either (i) provide Carrier with comparable Product or fiber optic capacity on portions of MFN's then existing Network (and/or other MFN Networks, including networks belonging to or controlled by MFN Affiliates) or on networks of third parties, or (ii) terminate this Agreement with respect to the affected Product and rebate to Carrier the pro rata portion of all Prepaid Lease Payments allocable to the terminated Product and amortized over the remainder of the Lease Term. The foregoing will be MFN's sole and exclusive liability and Carrier's sole and exclusive remedy with respect to the foregoing.


5.2 If MFN receives notice of any request, intent or plan by any governmental or non-governmental third party, to relocate any material part of the Product or any material segment of MFN's Network used in the provision of the Product, MFN will notify Carrier of such request, intent, or plan. If MFN is required by any such third party to relocate any segment of MFN's network used in providing the Product, MFN will give Carrier at least sixty
     (60) days (or such lesser period of notice that MFN may have received) prior written notice of any such relocation ("Relocation Notice"). Together with the Relocation Notice, MFN will provide an estimate of the cost of such relocation. MFN will relocate the Leased Fibers, and, to the extent MFN is not reimbursed for the cost of such relocation by a third party, governmental entity or otherwise, Carrier will pay its pro rata share (based on the ratio of leased fiber to total fiber in the affected portion)of the costs associated with the relocation of the Product; except, however, to the extent that such relocation is the direct result of any negligent or willful act or omission of MFN. MFN will use its commercially reasonable efforts to secure an agreement for reimbursement from any third party, governmental entity or otherwise, requiring any relocation of the Network and the Product.

5.3 If any portion of the Network or the Product and/or the Authorizations in or upon which the Product has been installed, become the subject of a condemnation proceeding which is not dismissed within one hundred eighty
     (180) days after the date of filing of such proceeding and which could reasonably be expected to result in a taking by any governmental agency or other party having the power of eminent domain for public purpose or use, both Parties will be entitled, to the extent permitted under applicable law, to participate in any condemnation proceedings for compensation by either joint or separate awards for the economic value of their respective interests in the Leased Fibers that are subject to such condemnation proceeding.

6.   WARRANTIES

6.1 MFN warrants to Carrier that upon the Service Date and/or over the Lease Term the Product will operate in all material respects in accordance with the Specifications related thereto.

          EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, MFN DISCLAIMS ALL WARRANTIES WHETHER EXPRESS OR IMPLIED INCLUDING ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE (i) NETWORK OR PRODUCT, (ii) THE LEASE GRANTED PURSUANT HERETO, (iii) MAINTENANCE SERVICES (iv) CONSTRUCTION AND INSTALLATION SERVICES, IF ANY, AND (v) ANY OTHER SERVICE(S) (HEREINAFTER (iii) THROUGH (v) WILL COLLECTIVELY BE REFERRED TO AS "SERVICES") PROVIDED BY OR ON BEHALF OF MFN HEREUNDER.

7.   LIABILITY/INDEMNIFICATION

7.1 Except for the gross negligence or willful misconduct of a Party hereto and except where a specific remedy is provided in this Agreement, the liability of each Party to the other Party for damages will be limited to the total Installation Charges and the Monthly Lease Payments paid or payable by Carrier for the Lease Term during which the damages were incurred. In no event will either Party be liable to the other Party for any incidental, indirect, special, consequential, exemplary, or punitive damages arising out of or relating to this Agreement, the lease granted hereunder, the Network, Product or Services provided hereunder, including damages based on loss of revenues, profits or lost business opportunities, regardless of whether the respective Party had been advised of or could have foreseen the possibility of such damages.

7.2 Each Party agrees to indemnify, defend and hold the other, its officers, directors, employees, agents and contractors harmless from and against all loss, damage, liability, cost and expense (including reasonable attorney's fees and expenses) by reason of any claims or actions by third parties for
     (i) bodily injury, including death, (ii) damage, loss or destruction of any real or tangible personal property (including without limitation the Network and Product) which third party claims arise out of or relate to (a) any Product or Services provided by or on behalf of MFN hereunder, (b) a Party's performance of or failure to perform any term, condition or obligation under this Agreement, (c) any act or omission of a Party's directors, agents, employees, contractors, representatives or invitees, or
     (d) Carrier's or its customer's use of the Product and conduct of their respective businesses including without limitation the content of any video, voice or data carried by Carrier or its customers on the Product or Network.

7.3 Except as otherwise set forth in this Agreement, nothing contained herein will operate as a limitation on the right of either Party to bring an action for damages against any third party based on any act or omission of such third party as such act or omission may affect the construction, operation, or use of the Product. Each Party agrees to execute such documents and provide such commercially reasonable assistance, at the claiming Party's sole expense, as may be reasonably necessary to enable the claiming Party to pursue any such action against such third party.

8.   CONFIDENTIALITY

8.1 The Parties acknowledge and agree that this Agreement and the information each Party has provided or will provide in connection with this Agreement or that the other Party learns or obtains from a source other than public domain or from a source (including a Party) not in violation of any obligation of confidentiality, are and will be confidential and proprietary to the Party providing such information (the "Providing Party"). The Party in receipt of or learning or obtaining the confidential information (the "Receiving Party") agrees not to distribute, use or disclose to any third party the confidential information of the Providing Party.

8.2 Except as may be required by applicable legal requirements in the course of defending or prosecuting a legal, insurance or other claim or as required by applicable law, rule or regulation, Receiving Party will restrict dissemination of confidential information to only those persons who must have access to such confidential information in order to perform their respective rights or obligations hereunder (a) or otherwise to know such confidential information in connection with such Party's business and (b) the Party's legal tax and accounting personnel and advisors and investors. The Receiving Party will promptly notify the Disclosing Party of any such required disclosure to enable the Disclosing Party to seek protective relief therefrom and shall cooperate as the Disclosing Party may request in connection therewith.

8.3 Carrier may disclose the identity of MFN as a supplier of Carrier, and MFN may disclose the identity of Carrier as customer of MFN, each with the prior written consent from the other; which consent will not be unreasonably withheld or delayed; provided, that no such disclosure shall imply any endorsement of the disclosed Party or contain any misleading reference to the nature of the relationship between the Parties. Each Party may, in connection with a financing transaction, disclose confidential information to an equity investor or a lending financial institution which has executed an agreement with such Party to maintain the confidentiality of this Agreement in a manner consistent with the terms of this Section 8. Furthermore and notwithstanding anything contained herein to the contrary, each Party may disclose the general nature of this Agreement to such third parties PROVIDED THAT no such disclosure will indicate the pricing or pricing terms under this Agreement without the prior written consent of the other Party.

8.4 Each Party acknowledges and agrees that the information of the Disclosing Party described in this Section 8 constitutes valuable property of the Disclosing Party and that Disclosing Party will suffer irreparable injury not compensable by money damages for which the Disclosing Party will not have an adequate remedy at law in the event of a breach by the Receiving Party of the provisions of this Section 8 and therefore the Disclosing Party shall be entitled to injunctive relief to prevent or curtail any such breach, threatened or actual. The foregoing shall be without prejudice to or limitation on any other rights a Party may have under this Agreement, at law or in equity.

9.   NOTICES

Unless otherwise provided herein, all notices and communications concerning this Agreement will be in writing and sent to the address (and contact person) specified in the Product Order, or at such other address as may be designated in writing by a Party. Unless otherwise provided herein, notices will be sent by certified US Postal Service, return receipt requested, or by commercial overnight delivery service, or by facsimile, and will be deemed delivered, if sent by US Postal Service, five (5) days after deposit, if sent by facsimile, upon verification or receipt or, if sent by commercial overnight delivery service, one (1) business day after deposit therewith.

10.  RENEWAL TERM

Provided that Carrier is not in breach of any of its material obligations under this Agreement and subject to the conditions of this Agreement, Carrier may renew the term of this Agreement for the Product for one (1) additional renewal term upon the terms and conditions of this Agreement, except for the length of such renewal term and the Installation and Lease Fee payments, which the Parties will negotiate in good faith following Carrier's written request for renewal delivered to MFN no earlier than one year before the scheduled expiration date of the initial term and no later that ninety (90) days before such expiration date.

11.  TERMINATION/FORCE MAJEURE

11.1 If any of the following events of default occur, the non-breaching Party (if MFN) will have the right to deny access by Carrier to the Product or Network and (if either Party) to terminate this Agreement or, if applicable, the affected Supplement, by written notice following the expiration of any periods of time included in the following, such termination to be effective in the on the date set forth in the written notice of termination:

     11.1 (a) If Carrier terminates any Supplement at any time before the expiration of the Lease Term (whether before or after the Turnover
          Date) or fails to make any payment hereunder within five (5) days or receipt of written notice of late payment from MFN, MFN will have the right to terminate such Supplement and/or deny access by Carrier to the Product or Network immediately without further notice to Carrier.

     11.1 (b) If a Party breaches any material term or condition of this Agreement and such breach remains uncured thirty (30) days after delivery to the breaching Party of written notice of such breach, unless the breach is of a nature or involves circumstances requiring more than thirty (30) days to cure, the time period may be extended for such time as will be reasonably required, up to a maximum of one hundred and twenty (120) days provided the defaulting party proceeds diligently to cure the breach.

     11.1 (c) A Party applies for or consents to the appointment of a receiver, trustee or similar officer for it or any substantial part of its property or assets, or any such appointment is made without such application or consent by such Party and remains undischarged for a period of sixty (60) days; or

     11.1 (d) A Party consents to the institution of a petition, application, answer, consent, default of otherwise of any bankruptcy, insolvency or reorganization and any such proceeding as instituted against such Party remains undischarged for a period of sixty (60) days.

11.2 In the event of termination of a Supplement by MFN pursuant to Section 11.1 hereof or by Carrier after execution of the Supplement or before the end of the Lease Term (other than by Carrier for cause as provided in this Section
     11), MFN will be entitled to receive, and Carrier will immediately pay, the early termination charge ("Early Termination Charge") set forth in the Product Order, and to offset any remaining portion of the Prepaid Lease Payment against any sums otherwise due and payable by Carrier to MFN pursuant to this Agreement.

11.3 If any Authorization is modified, terminated or discontinued and not replaced as provided in Section 5.2 of these General Terms and Conditions, and MFN has not notified Carrier in writing within sixty (60) days after the occurrence of such modification, termination or discontinuance that MFN will provide additional or substitute Product or capacity as provided in
     Section 5.2, then and thereafter either party has the right, exercisable in its sole discretion, to terminate the applicable Supplement with respect to the affected Product upon thirty (30) days prior written notice (or such other notice as is practicable under the circumstances) without liability whatsoever by either Party to the other Party or any party claiming by, through or under such other Party other than the return to Carrier, of the unamortized portion of any Prepaid Lease Payment as of the date of such termination as provided in Section 5.2.

11.4 Neither Party will be in breach of this Agreement resulting from delay or prevention of performance of such Party which is caused by any act attributable to an occurrence or an event of "Force Majeure" as defined herein. Neither party will, however, be relieved of liability for failure of performance due to a claimed Force Majeure hereunder if such failure is due to causes arising out of its own negligence or to removable or remedial causes that it fails to remove or remedy using commercially reasonable efforts and within a reasonable period of time.

11.5 The term "Force Majeure" will mean any cause beyond the control of Carrier (or MFN, as applicable) which, by the exercise of due foresight, Carrier (or MFN) could not reasonably have been expected to avoid, and which by the exercise of reasonable diligence, Carrier (or MFN) will be unable to overcome, including but not limited to action by governmental authority including without limitation moratorium on any activities related to the Agreement, third party labor dispute, flood, earthquake, fire, lightning, epidemic war, riot, civil disturbance, sabotage and the like. The party affected by an event of Force Majeure (the "Affected Party") will notify the other party (the "Other Party") promptly of any occurrence or condition which, in the Affected Party's reasonable opinion, warrants an extension of time. Such notice will specify in detail the anticipated length of delay, the cause of the delay and a timetable by which any remedial measures will be implemented.

12.  ASSIGNMENT; SUCCESSION

12.1 Carrier will not assign any right nor delegate any duty under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of MFN, which shall not be unreasonably withheld. Notwithstanding the foregoing, this Agreement may be assigned to any entity controlling, controlled by or under common control with Carrier, or who acquires all or substantially all of the assets or stock of Carrier, or any entity surviving merger or consolidation of such party or entity without the consent of MFN, provided that MFN is given prompt notice of such assignment. Upon any permitted assignment (or delegation) hereunder, Carrier will remain jointly and severally responsible for the performance under this Agreement, unless released in writing by MFN. Any permitted assignee will expressly assume all liabilities hereunder prior to the effectiveness of such assignment. Any attempted assignment or delegation without such consent will be null and void and may be deemed by MFN, in its sole discretion, to constitute a material breach of this Agreement.

12.2 The Agreement and Product Order will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

13.  GOVERNING LAW

13.1 THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE 0F NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

14.  SURVIVAL

The Parties' respective representation, warranties, and covenants, together with obligations of indemnification, confidentiality and limitations on liability will survive the expiration, termination or rescission of this Agreement and continue in full force and effect.

15.  ENTIRE AGREEMENT

This Agreement, Product Order, Supplements, Exhibits and all addenda attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, understandings, and agreement with respect hereto, whether oral or written.

16.  REMEDIES CUMULATIVE

Except as otherwise expressly provided, the rights and remedies set forth in this Agreement will be in addition to, and cumulative of, all other rights and remedies at law or in equity.

17.  REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Party represents, warrants and covenants to the other that (a) it is a corporation, limited liability company, partnership, or other legal entity, duly organized, validly existing and in good standing under the laws of the state of its organization, (b) it has all requisite power and authority to enter into and perform its obligations under this Agreement and Product Order and (c) this Agreement, when executed, will become the legal, valid and binding obligation of such Party.

18.  NO AGENCY

Nothing in this Agreement shall be deemed to place the parties in the relationship of employer-employee, principal-agent, or partners or joint venturers.

19.  MISCELLANEOUS

19.1 The covenants, undertakings, and agreements set forth in this Agreement will be solely for the benefit of and will be enforceable only by the Parties hereto or their respective successors or permitted assigns.

19.2 The headings of the Sections in this Agreement are strictly for convenience and will not in any way be construed as amplifying or limiting any of the terms, provisions or conditions thereof.

19.3 In the event any term of this Agreement will be held valid, illegal or unenforceable, in whole or in part, neither the validity of the remaining part of such term nor the validity of the remaining terms of this Agreement will be in any way affected thereby.

19.4 This Agreement may be amended only by a written instrument executed by the Parties.

19.5 No failure to exercise and no delay in exercising, on the part of either Party hereunder, any right, power or privilege hereunder will operate as a waiver hereof, except as expressly provided herein.

19.6 This Agreement may be executed in multiple counterparts, each of which will constitute one and the same instrument.

METROMEDIA FIBER NETWORK SERVICES, INC.     COGENT COMMUNICATIONS, INC.


By: /s/ Nicholas M. Tanzi                   By: /s/ David Schaeffer
    --------------------                        ---------------------------
      Nicholas M. Tanzi                     Name:  David Schaeffer
      President                             Title:  President

                                    EXHIBITS


Exhibit A:    Leased Fiber Specifications
Exhibit B:    Initial Metropolitan Markets
Exhibit C:    Target Building List
Exhibit D:    Commercial Building Criteria
Exhibit E:    Telecommunications License Agreement

                                    EXHIBIT A
                           LEASED FIBER SPECIFICATIONS
                                       AND
          FIBER OPTIC CABLE SPLICING, TESTING AND ACCEPTANCE STANDARDS

MFN will perform fiber testing as described below on each Leased Fiber and will provide the documentation (hard copy and/or diskette) of results to the Customer. Each "span" will be defined in documentation included in the Customer's package. Acceptance of a span by Customer will be an acknowledgement by the Customer that all Leased Fiber complies with all performance criteria contained herein.

1) POWER TESTING: this end-to-end loss measurement will be conducted for each Leased Fiber in the span and from both directions using an industry-accepted laser source and power meter. The b-directional average will be used to determine the end-to-end loss of the span at each appropriate wavelength. This test will be conducted at both 1310 nm and 150 nm for Standard Single Mode Fiber; Dispersion Shifted Fiber (True Wave
     (TM), LEAF(TM), etc.) will be tested at 1550 nm only. In the event that a span consists of both Standard Single Mode and Dispersion Shifted fiber types, only 15450 nm testing will be conducted. This power testing will ensure fiber continuity and the absence of crossed fibers in the span. Power testing will only be conducted where the Leased Fiber is terminated by MFN in fiber distribution panels at both ends of the span.

2) OTDR TESTING: All traces will be provided in hard copy and diskette form using GR 196 format. This testing will be conducted at both 1310 nm and 1550 nm only if the Leased Fiber consists of either Dispersion Shifted Fiber (True-Wave(TM), LEAF(TM), etc.) or a combination of Single Mode and Dispersion Shifted fiber types.

     OTDR testing will be conducted on a bi-directional basis for each Leased Fiber in each span at the appropriate wavelengths for the Leased Fiber described above. However, if due to length or attenuation reasons that the Leased Fiber span exceeds the dynamic range of an OTDR, a portion or the entire span may be tested on a unidirectional basis only. Alternatively, the Leased Fiber span may be divided into shorter testing spans, to the extent reasonably possible, in order to obtain bi-directional analysis. Also, in instances where a Customer intends to accept Leased Fiber that is not terminated at one end by MFN in a fiber distribution panel (such as in a manhole or handhole) only unidirectional testing will be performed.

     The turnover documentation package delivered to Customer will contain the actual traces that detail the testing parameters (including pulse width, averaging and range). The average bi-directional splice loss for all splices within each span will be 0.15 dB or less while each connector pair (such as at a FDP) will have an average bi-directional connector loss for all splices within each span of 0.5 dB or less for all connectors within each span. (Note that the front and end connector of the span can only be measured uni-directionally and will also have a loss equal to or less than
     0.5 dB). In the event that OTDR acceptance testing must be done on a unidirectional basis (for reasons described above), an average per span splice loss will be 0.30 dB.

     All traces will be provided in hard copy and/or diskette form using GR 196 format. If the average bi-directional splice loss of each span exceeds 0.15 dB (or 0.30 dB uni-directionally), MFN will provide upon the Customer's request documentation of at least three attempts to reduce this value to below 0.15 dB dB (0.30 dB uni-directionally). The only exception to this will be in the instance of splice between two different fiber types (Standard Single-mode to Dispersion Shifted, Depressed-Clad, fibers with different mode-field diameters).

     Customer should also note that the loss and/or reflectance of the front-end connector (as measured using a launch cord) is only an indicator of a problem such as a defective port, bulkhead, or the like. Since a different patch cord will be used by Customer (that connects to their equipment), for example) to make to this connector, a different loss and/or the reflectance may occur.

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                                    EXHIBIT B




o    New York City
o    Northern New Jersey
o    Philadelphia
o    Chicago
o    Dallas
o    Washington, DC

                                    EXHIBIT C

                                     [*]





[*] Indicates confidential treatment requested.

                                    EXHIBIT D
                    MFN'S COMMERCIAL BUILDING ACCESS CRITERIA


1.   The building qualifies as a Class A commercial building.

2.   The building is located within [*] mile of the Network.

3.   The building has at least [*] square feet.

4.   The building has a lest [*] tenants.

5. MFN obtains the following access rights for a minimum term of [*] years after either (1) directly from the building owner or manager via a Telecommunications License Agreement or (ii) through an existing Carrier's arrangement with the building owner or manager (without MFN being subject to any additional rent or exclusive dealing provisions):

     a. May bring up to four hundred thirty two (432) fiber strands through two (2) diverse locations and into MFN-installed distribution panels or racks,

     b. cross-connect and provide dark fiber services to MFN carrier clients and tenants, with right, subject to availability, to fiber home run to MFN private network customers,

     c. install three-inch (3") conduits from up to two (2) diverse points-of-entry to Carrier or MFN's space, and from Carrier or MFN's space to riser access points.

     d. Except for its pre-existing private network clients (for which there shall be no by-pass fees), MFN will use Carrier's managed or other building central distribution system (including, without limitation, all internal conduit, risers, space and other building facilities) ("CDS") under "most favored nation" terms and conditions and without a requirement for by-pass fees,

     e. MFN retains all right, title and interest in and to the optical fiber strands, equipment and interfaces (including, without limitation, riser conduits) which MFN installs,

     f. MFN's rights set forth above will survive the expiration or termination of any agreement between MFN and Carrier or any agreement between Carrier and the Building owner or manager, at no cost or additional rent to MFN, and

     g. if the Carrier's arrangement is terminated, then the Building owner or manager will provide such rights to MFN for a total term of ten (10) years with two (2) five (5) year renewal options for a charge determined by the Building owner or manager but in accordance with the applicable fair market value and agreed upon by MFN, provided MFN is not in default.

6. MFN reserves the right to revise the foregoing criteria from time to time in its sole discretion.

[*] Indicates confidential treatment requested.

                                    EXHIBIT E

                     METROMEDIA FIBER NETWORK SERVICES, INC.

                      TELECOMMUNICATIONS LICENSE AGREEMENT

THIS TELECOMMUNICATIONS LICENSE AGREEMENT ("Agreement) is made as of this __ day of __________ 2000 between("Licensor"), having an address of ____________________ and METROMEDIA FIBER NETWORK SERVICES, INC., its permitted successors and/or assigns, having an address of One North Lexington Avenue, White Plains, New York 10601 ("Licensee").
                                     RECITAL

A. Licensor is the owner of certain lands as more particularly described on Exhibit (the "Land") and a building on the Land (the "Building") commonly known as
B. Licensor desires to give the Building access to telecommunications services without restricting Licensor's or its tenants' choice of service providers,
C. Licensee desires to connect the Building to its fiber optic network (the "Network") and to install certain telecommunications facilities on or in the land and inside the Building so that the Licensor's tenants may obtain telecommunications services over Licensee's network.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Grant of License Licensor hereby grants to Licensee the non-exclusive right and license to do the following:
          a. to install, maintain, operate, replace and remove cable and optical fibers , junction boxes, hangers, pull boxes, splicing boxes, ground wiring, racks, cabinets, vents, ducts, conduits, pipes, equipment, supplemental HVAC and other facilities (collectively. the "Telecommunications Facilities") as generally described on Exhibit B;
          b. to use any building entrance links, communications wiring and other facilities, as presently exist or which may exist during the License Term to the extent reasonably necessary in connection with the Telecommunications Facilities and to connect Licensee's present and future private customers and Service Providers to the Network;
          c. to install or construct additional Telecommunications Facilities as may be reasonably necessary to connect Licensee's private customers and/or Service Providers in the Building to the Network, subject to Section 6 hereof.

     2. EQUIPMENT ROOM. Licensee shall have, on an exclusive basis, the right to occupy the space shown on Exhibit (the "Equipment Room") for any of the foregoing purposes, and to install In the Equipment Room, in addition to Telecommunications Facilities, equipment belonging to Licensee's private customers and/or Service Providers.
     3. TERM. The rights and obligations of Licensee hereunder shall be for a term of ten (10) years. Provided Licensee is not then in default, Licensee shall be entitled to an automatic renewal of the term for an additional ten (10) years commencing on the expiration of the initial ten (10) year period. Thereafter, provided Licensee is not then in default, Licensee shall be entitled to successive one (1) year renewals on the same terms as are contained herein.
     4. LICENSE FEE. Commencing on the date Licensee completes its installation, Licensee shall pay Licensor the sum of Dollars ($) per month ("License Fee"). The License Fee shall be payable to Licensor, in advance, on the first day of each calendar month. If the term commences on other than the first day of a month, the License Fee shall be prorated for that first month for the number of days from the Commencement Date to the end of the month.
     5. INSTALLATION AND CONSTRUCTION. All work permitted pursuant to this Agreement to be performed on the Land or in the Building shall be performed by Licensee or its Approved Contractors (defined below), at Licensee's sole cost and expense and in accordance with plans approved by Licensor in accordance with this Agreement. The term "Approved Contractors" shall mean any contractor listed on Exhibit Q annexed hereto or any other contractor approved by Licensor, such approval not to be unreasonably withheld or delayed. All installations by Licensee shall be made in compliance with applicable law. Prior to installing any Telecommunications Facilities, Licensee shall submit detailed plans and specifications of the planned installation to Licensor, for Licensor's approval, which approval shall not be unreasonably withheld or delayed. Licensor shall respond to Licensee's proposed plans within ton (10) business days after receipt with either approval or the changes required for Licensor's approval. Licensor shall cooperate with Licensee, at no cost to Licensor, in obtaining third party permits, easements or agreements necessary for Licensee to exercise its rights hereunder. During construction, Licensor shall permit Licensee to place a 40-yard rubbish container on the Land near the freight elevator or loading dock.
     6. ACCESS. Licensee shall have 24 hour/day 365 days/year access to its Telecommunications Facilities and Equipment Room.
     7. UTILITIES. Licensee shall be responsible for procuring such utility services as are necessary for the operation of the Telecommunications Facilities, on a sub-metered basis. To the extent that Licensor offers electrical service to tenants in the Building, Licensee shall purchase its electricity from Licensor on a sub-metered basis, provided Licensor's charges are no greater than those that Licensee would experience on the open market. Licensee shall be responsible for the cost of any utilities consumed by it at the Building together with any costs incurred to sub-meter the connections to the Telecommunications Facilities.
     8. ACCESS BY SERVICE PROVIDERS. Licensee shall have the right to enter into agreements with third party Service Providers granting such providers the right, on a non-exclusive basis, to provide services to tenants of the Building over Licensee's Network and Telecommunications Facilities ("Service Providers"), and where necessary

(in connection with the provision of such services) to install and maintain equipment in Licensee's Equipment Room. The foregoing shall not prevent the Licensor from requiring Service Providers to enter into separate license agreements on mutually acceptable terms.
     9. INSURANCE. Licensee shall, at its sole cost and expense, maintain property insurance covering its Telecommunications Facilities and any other personal property of Licensee located on the Land or in the Building and hereby releases Licensor from any liability for damage to such personal property except to the extent caused by Licensor's negligence or willful misconduct. Licensee shall also maintain comprehensive general liability insurance in an amount not less than $2,000,000 combined single limit and shall, upon request, furnish Licensor with a certificate of insurance naming Licensor as an additional insured, as its interest may appear. Licensee agrees to carry such other insurance as it may be required to carry by law, such as worker's compensation insurance coverage. Licensor and Licensee both hereby waive any property damage claim which either party may in the future have against the other to the extent such party's damages are covered by the waiving party's own-insurance. Each party agrees to obtain, for the benefit of the other, a policy or endorsement waiving such party's insurance carrier's right of subrogation
     10. LIENS. Licensee shall not suffer or permit any mechanic's, laborer's or materialman's lien to be filed against the Land or Building or any part thereof by reason of work, labor, services or materials furnished to Licensee, and if such lien shall be so filed, Licensee shall, following notice thereof, cause such lien to be discharged of record or bonded during the continuance of any dispute. The Telecommunications Facilities shall at all times remain the property of Licensee and Licensee shall have the right to finance the Telecommunications Facilities and to grant liens to its lenders against the Telecommunications Facilities. Licensee shall have the right to record uniform commercial code notice filings to give public notice of Licensee's ownership of the Telecommunications Facilities.
     11. CASUALTY AND CONDEMNATION. In the event that the Building, or any part thereof is damaged by fire or other casualty, Licensor shall, at its expense, cause the damage to be repaired to a condition as nearly as practicable to that existing prior to the damage, with reasonable speed and diligence, subject to delays in adjustment of loss under insurance policies, compliance with applicable governmental requirements and other delays beyond the control of Licensor. Notwithstanding the foregoing, in the event that the damage to the Building is so severe that it results in the termination of leases such that Licensee or any Service Provider no longer has any customers in the Building, then Licensee shall have the right to terminate this Agreement. In the event that the Building or Land is taken by eminent domain or deed in lieu thereof such that Licensee is denied access to the Building, the Telecommunications Facilities or the ability to remain connected to the end users in the Building, then Licensee shall have the right to terminate this Agreement
     12. SUBORDINATION AND NONDISTURBANCE. (a) Subject to compliance with
Section 12 (b), this Agreement Is and shall be subject and subordinate to all ground or underlying leases of the entire Building and to all mortgages, deeds of trust and similar security documents which may now or hereafter be secured upon the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof.

(b) Licensor shall cause: (I) any party holding a mortgage or deed of trust on any portion of the Building and (ii) the fee owner (if Licensor is a ground lessee) and any other party having an interest that Is superior to Licensee's interest in the Premises to execute and deliver to Licensee a non-disturbance, subordination and attornment agreement on such mortgagee's trustee's or other party's standard form within thirty (30) days of the date of this License (or within thirty (30) day's after the execution of a mortgage or dead of trust or conveyance that is entered Into after the date of this License).
     13. TAXES. Licensee shall be responsible for any personal property taxes levied or assessed against the Telecommunications Facilities owned by Licensee and installed on the Land or in the Building. Licensee shall furnish Licensor with evidence of payment of such taxes promptly following Licensors request therefor.
     14. REMOVAL OF TELECOMMUNICATIONS FACILITIES. At the termination of this Agreement Licensee shall have the right to remove the Telecommunications Facilities, provided Licensee restores any damage caused by such removal.
     15. ATTORNEY'S FEES. The prevailing party shall be entitled to reasonable attorneys' fees and disbursements incurred in connection with the institution of any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach or default of any provision of this Agreement or for a declaration of either party's rights or obligations hereunder or for any other judicial remedy, at law or in equity.
     16. BIND AND INURE; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and/or assigns. This Agreement Is irrevocable, except in accordance with Its terms. This Agreement and the rights of Licensee hereunder may be assigned without the prior written consent of the Licensor in connection with a sale of all or substantially all of the assets of Licensee, or to an entity controlling Licensee, under common control with Licensee or controlled by Licensee. All other assignments shall be subject to the prior written consent of the Licensor, which consent shall not be unreasonably withheld, conditioned or delayed.
     17. NO IMPLIED WAIVER. No delay or omission by a party in the exercise of any right or remedy upon any breach by the other party shall impair such right or remedy or be construed as a waiver.
     18. NOTICES. Except in the case of emergencies, all notices and other communications hereunder shall be in writing either personally delivered or mailed, via certified mail, return receipt requested, or sent by overnight courier to the parties at the address first set forth above or such other address as is subsequently given by written notice in accordance with this Section. Notices will be deemed to have been given upon receipt or rejection.
     19. AUTHORITY; QUIET ENJOYMENT. Licensor represents and warrants to Licenses that Licensor is the sole owner in fee of the Land and Building and has full legal capacity, power and authority to grant the license created hereby. Licensor covenants that Licensee shall and may peaceably and quietly have, hold and enjoy the license hereby granted without interference by Licensor or anyone claiming under Licensor.
     20. SEVERABILITY; INTEGRATION. A determination by a court of competent jurisdiction that any provision of this Agreement or any part thereof is illegal or unenforceable shall not invalidate the remainder of this Agreement or such provision, which shall continue to be in effect This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or oral understandings. This Agreement cannot be modified except in a writing signed by the party to be bound.
     21. GOVERNING LAW. This Agreement and the rights and obligations of the parties shall be governed and construed in accordance with the laws of the State where the Building is located.
     22. CONFIDENTIALITY. Licensor shall (1) treat as proprietary and confidential to Licensee any plan, study, report or other data or material which is designated as confidential or which from all circumstances, in good faith, ought to be treated as confidential or which is not publicly available other then through breach of this covenant, and (ii) not disclose or release the same to any third party except with the prior written consent of Licensee. Licensor agrees not to disclose any of the business terms of this Agreement to any third parties without the prior consent of Licensee, except that Licensor shall have the right without Licensee's consent, to disclose such information to prospective purchasers, investors or mortgagees of the Building.
     23. MASTER AGREEMENT. The parties intend this Agreement to be one of several between them concerning the subject matter hereof. In the event that Licensee identifies other properties owned or managed by Licensor, and to the extent that (a) there are suitable premises available in such other properties, and (b) Licensee desires to license such additional premises, then the parties shall enter into a separate written license agreement substantially in the form and content of this. Agreement.
     24. NO PRICE DISCRIMINATION. Licensor agrees not to discriminate against Licenses by offering more favorable licensing terms to third parties than are offered to Licensee pursuant to this Agreement or offering more favorable licensing terms to third parties than are offered to Licensee's customers pursuant Section 9 of this Agreement, without, in each instance, offering the same terms to Licensee or its customers, as the case may be.
     [remainder of this page left blank]

     26. LIMITATION ON LICENSOR'S LIABILITY. Licensor's liability hereunder shall be limited to Licensor's interest in the Building or any proceeds thereof
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                   [LICENSOR]
WITNESS:                                 _____________________________

____________________               By:_______________________________
                                   Name:_____________________________
                                   Title:____________________________
WITNESS:                                  METROMEDIA FIBER
                                          NETWORK SERVICES, INC.

____________________               By:_______________________________
                                       Howard Finkelstein, President

            FIRST AMENDMENT TO FIBER OPTIC PRIVATE NETWORK AGREEMENT


This First Amendment to Fiber Optic Private Network Agreement ("AMENDMENT"), dated July 19, 2001 ("EFFECTIVE Date"), is entered into by and between Metromedia Fiber Network Services, Inc., 360 Hamilton Avenue, White Plains, New York 10601 ("MFN"), and Cogent Communications, Inc., 1015 31st Street NW, Washington, DC 20007 ("CARRIER"), and amends the Fiber Optic Private Network Agreement ("AGREEMENT"), dated February 7, 2000, entered into by and between MFN and Carrier. Unless otherwise provided, definitions of terms used in this Amendment appear in the Agreement.

Notwithstanding any contrary provision contained in the Agreement, the following shall apply:

1.   CARRIER TARGET BUILDING LIST AND MFN TARGET BUILDING LIST.

     1.1. Within fifteen (15) days following the execution of this Amendment by both parties, Carrier shall supply to MFN a draft list of targeted buildings (in both paper and electronic format) ("BUILDINGS" and "CARRIER TARGET BUILDING LIST") to which Carrier seeks fiber optic access. The Carrier Target Building List shall be subject to periodic adjustment by Carrier not to exceed more than once per quarter. The initial Carrier Target Building List shall be attached as EXHIBIT A to this Amendment.

     1.2. Carrier shall still have the obligation pursuant to Section 8.2 of the Product Order of the Agreement to take at least [*]
          Carrier Locations as per the Agreement Target Building List, provided, however, that the charges for such Building Access will be set forth in Sections 3, 4 and 5 of this Amendment. All Buildings connected to MFN Network rings pursuant to the Agreement or this Amendment shall count toward Carrier's [*] Carrier Locations obligation, except for any Buildings contained in a Cancelled Product Order which were already counted toward the obligation pursuant
          Section 1.4 below.

     1.3. Within fifteen (15) days following the execution of this Amendment by both parties, MFN will supply to Carrier a draft list of targeted buildings (in both paper and electronic format) ("MFN BUILDINGS" and "MFN TARGET BUILDING LIST") to which MFN seeks fiber optic access. The MFN Target Building List shall be subject to periodic adjustment by MFN not to exceed more than once per quarter. The initial MFN Target Building List shall be attached as EXHIBIT B to this Amendment.

     1.4. The Parties acknowledge and agree that any and all product order Supplements previously submitted which were accepted by MFN but implementation and/or construction has not begun (collectively referred to as "Cancelled Product Orders"), and are listed on EXHIBIT C, are hereby considered (i) Carrier Building Access requests rejected by MFN but will count toward Carrier's [*] Carrier
          Location obligation, and (ii) null and void by both Parties. MFN shall supply Carrier with a list of all such Cancelled Product Orders within fifteen (15) days following the execution of this Amendment by both parties, which list shall be attached as EXHIBIT C to this Amendment.

2.   TELECOMMUNICATIONS LICENSE AGREEMENTS.

     2.1. Carrier has no obligation to enter into telecommunications license agreements ("TELECOMMUNICATIONS LICENSE AGREEMENTS") for any of the Buildings on the Carrier Target Building List.

[*] Indicates confidential treatment requested.

     2.2. Carrier will endeavor to include, within the Telecommunications License Agreements into which it enters for any of the Buildings on the Carrier Target Building List, the right for a fiber provider ("FIBER PROVIDER") (inclusive of MFN but not necessarily limited to MFN) to (a) access the Building, including bringing fiber to a minimum point of entry and terminating at a distribution panel/OCEF in building; and (b) distribute dark fiber. Such access rights shall be at no additional charge from the Building's owner to the Fiber Provider.

3.   BUILDINGS WHICH ARE ON-NET.

     3.1. If Carrier submits a new product order Supplement or re-submits a product order Supplement previously submitted which was either (i) a Cancelled Product Order, or, (ii) not accepted by MFN, as of the date of this Amendment, and the Supplement concerns a Building which is On-Net, as defined below, Carrier shall obtain its fiber lateral access into the Building through a lease commencing upon the respective Service Date for the product order Supplement (and co-terminating with such product order Supplement) for the same Monthly Building Access Charge of [*] per
          Building, as provided in Section 8.2.1 of the Product Order of the Agreement. For purposes of this Amendment, a Building is considered
          (i) "On-Net" if MFN has a conduit to the Building containing fibers that are connected to a MFN fiber Network ring outside the Building ("MFN Lateral Extension"), MFN has general distribution rights within the Building, the Building has physical fiber distribution capability (E.G., a fiber distribution panel/OCEF) within the Building ("PHYSICAL FIBER DISTRIBUTION CAPABILITY"), and fiber is available within the MFN Lateral Extension, and (ii) "Off-Net" if it is not an On-Net Building.

     3.2. MFN shall retain all right, title and interest to, and responsibility for and cost of maintenance of the MFN Lateral Extensions, subject to the grant of access and use provided to Carrier pursuant to the Agreement and/or this Amendment.

4. BUILDINGS WHICH ARE OFF-NET AND ON BOTH THE CARRIER TARGET BUILDING LIST AND MFN TARGET BUILDING LIST.

     The following Section 4 will only apply if the Building is Off-Net and is listed in both the Carrier Target Building List and the MFN Target Building List.

     4.1. MFN LATERAL EXTENSION EXISTS

          4.1.1. If Carrier submits a new product order Supplement or re-submits a product order Supplement previously submitted which was either (i) a Cancelled Product Order, or (ii) not accepted by MFN, as of the date of this Amendment, and the Supplement concerns a Building which is Off-Net, however an MFN Lateral Extension exists but MFN does not have general distribution rights within the Building, then the following shall apply:

                 a) If the Building has Physical Fiber Distribution Capability,
                    fiber is available within the MFN Lateral Extension, and Carrier has obtained landlord consent to utilize such Physical Fiber Distribution Capability, the Monthly Building Access Charge will be [*] per Building;

                 b) If the Building has Physical Fiber Distribution Capability,
                    fiber is available within the MFN Lateral Extension, and Carrier's telecommunications license agreement for the Building provides for the Fiber Provider access rights as outlined in Section 2

[*] Indicates confidential treatment requested.

                    above, the [*] Monthly Building
                    Access Charge shall be waived;

               c) If the Building has Physical Fiber Distribution Capability, however, there is no fiber available within the MFN Lateral Extension, the Parties will follow the process set forth in
                    Section 4.1.3 of this Amendment; or

               d) If the Building does not have Physical Fiber Distribution Capability, the Parties will follow the process set forth in
                    Section 4.1.3 of this Amendment.

          4.1.2. If Carrier submits a new product order Supplement or re-submits a product order Supplement previously submitted which was either (i) a Cancelled Product Order, or (ii) not accepted by MFN, as of the date of this Amendment, and the Supplement concerns a Building which is Off-Net, however an MFN Lateral Extension exists, MFN does have general distribution rights within the Building, but there is no fiber available within the MFN Lateral Extension, the Parties will follow the process set forth in Section 4.1.3 of this Amendment.

          4.1.3. For the Carrier product order Supplements which fall within the scope of Sections 4.1.1.c, 4.1.1.d, and 4.1.2, MFN shall provide to Carrier a fixed One Time Installation Charge not in excess of MFN's cost for constructing, permitting, engineering and installing the facilities necessary to accommodate Carrier's order and a Monthly Building Access Charge calculated as follows: If the One Time Installation Charge is less than or equal to [*] the Monthly Building Access Charge shall be [*] per month (as above). If the One Time Installation Charge is greater than [*] and less than or equal to [*], the Monthly Building Access Charge shall be [*] per month. If the One Time Installation Charge is greater than [*] and less than or equal to [*], the Monthly Building Access Charge shall be [*] per month. If the One Time Installation Charge is greater than [*], the Monthly Building Access Charge shall be [*] per month. If Carrier accepts MFN's offer, Carrier shall pay seventy-five percent (75%) of the One Time Installation Charge within fifteen (15) days of execution of the product order Supplement by MFN and Carrier. The balance of the One Time Installation Charge shall be payable upon completion of the installation (including connection to Carrier's Network rings) and acceptance by Carrier.

     4.2  MFN LATERAL EXTENSION DOES NOT EXIST.

          4.2.1 If Carrier submits a new product order Supplement or re-submits a product order Supplement previously submitted which was either (i) a Cancelled Product Order, or (ii) not accepted by MFN, as of the date of this Amendment, and the Supplement concerns a Building which is Off-Net and to which MFN has not constructed a MFN Lateral Extension, MFN will supply Carrier with a construction estimate of actual construction cost for a fiber lateral extension into each Building covered by the product order Supplement ("CARRIER-MFN LATERAL EXTENSION"). MFN and Carrier will use reasonable efforts to reach an agreed-to estimated construction cost for each Carrier-MFN Lateral Extension.

          4.2.2 MFN and Carrier will have regular planning sessions, the intervals to be mutually agreed upon, concerning the construction of any buildings..

[*] Indicates confidential treatment requested.

          4.2.3 Once MFN and Carrier have settled on an agreed-to estimated construction cost for a Carrier-MFN Lateral Extension, either Party may elect not to proceed with the Carrier-MFN Lateral Extension. If neither Party makes such an election not to proceed with the build, then the Parties will mutually agree to either (a) use MFN to construct the Carrier-MFN Lateral Extension at the agreed-to estimated construction cost; or (b) use a third party to construct the Carrier-MFN Lateral Extension if the estimated construction cost using such third party (including splice fees) is lower than the Carrier-MFN agreed-to construction estimate for the Carrier-MFN Lateral Extension. Carrier and MFN shall share the construction estimation costs on a fifty (50)/fifty (50) basis. If both Parties elect to have a third party construct the Carrier-MFN Lateral Extension, Carrier and MFN shall share the construction costs on a fifty (50)/fifty (50) basis.

          4.2.4 If MFN elects not to proceed with the Carrier-MFN Lateral Extension, and Carrier still seeks the construction of a lateral extension, Carrier can proceed with the construction of its own lateral extension into the Building ("CARRIER LATERAL EXTENSION") and shall be entitled to MFN's splicing of fiber strands from the Carrier Lateral Extension into the MFN fiber Network ring that will service the Carrier Lateral Extension at a splice fee charge of MFN's actual cost to splice plus [*]
                 [*] ("MFN SPLICE COST"), with MFN to provide reasonable cost assumptions upfront.

                 a) Carrier shall be the owner of the Carrier Lateral
                    Extension and is responsible for the maintenance of the Carrier Lateral Extension at Carrier's sole cost and expense.

                 b) Notwithstanding anything contrary in the General Terms and
                    Conditions, a service interruption experienced by Carrier as a result of damage to Carrier Lateral Extension is not an Outage as that term is defined, and Carrier is not entitled to any Outage Credits or other remedies for such interruptions.

          4.2.5 If MFN elects to proceed with the Carrier-MFN Lateral Extension, and the Carrier-MFN Lateral Extension requires payment of any recurring charge or fee (I.E., utility monthly conduit fee, etc.), Carrier and MFN shall share such recurring charge or fee on a fifty (50)/fifty (50) basis.

          4.2.6 Approvals for cost overruns, exceptions to the plan of work and progress payments to cover the construction of the Carrier-MFN Lateral Extension shall be made pursuant to MFN's standard forms and rules where applicable, and/or MFN's contractors standard forms.

          4.2.7  Carrier will pay to MFN, [*]
                 [*] for each engineering study on each Building prior to the performance of such engineering study, which will not commence until Carrier and MFN mutually agree in writing on undertaking any such study. Upon completion of such engineering study, MFN will invoice Carrier for fifty percent (50%) of the actual cost of the engineering study less the initial payment of [*].

4.3  OWNERSHIP, OPERATION AND SALE OF CARRIER-MFN LATERAL EXTENSIONS.

          4.3.1 MFN shall own title to the Carrier-MFN Lateral Extension, and the fiber contained therein, and will provide Carrier with a lease of a portion of the fiber strands contained therein.

[*] Indicates confidential treatment requested.

          4.3.2 The Carrier-MFN Lateral Extension shall have single entry penetration into the Building, contain no less than twenty four
                 (24) fiber strands and no more than one hundred forty four
                 (144) fiber strands, unless the Parties mutually agree to a dual penetration and/or a different number of fiber strands.

          4.3.3 Carrier and MFN shall share the responsibility for all taxes and related surcharges or permit fees on the Carrier-MFN Lateral Extension on a fifty (50)/fifty (50) basis.

          4.3.4 Notwithstanding anything contained in the Agreement to the contrary, Carrier may, without the consent of MFN, collaterally assign this Agreement in whole but not in part to any or all parties providing financing to Carrier or any other entity controlled by or under common control with Carrier under a collateral trust for the benefit of the entities providing such financing or similar arrangement for the benefit of such financing entities. Carrier will advise MFN in writing of the assignment at the time of such assignment. If requested by Carrier, MFN will within seven (7) days of such request provide a written consent to any such permitted assignment; provided that such consent will permit reassignment in accordance with the terms of this Agreement if the financing parties exercise their remedies under the documents for such financing upon notice by the financing parties.

          4.3.5 MFN will be responsible for providing all routine and emergency maintenance, and obtaining necessary authorizations and right of way on the Carrier-MFN Lateral Extension. Carrier will not pay any charges for such maintenance. Such maintenance will be provided in accordance with the terms and conditions of the Agreement.

          4.3.6 Carrier can lease from MFN, without additional Leased Fiber charge, the number of dark fibers in the Carrier-MFN Lateral Extension equal to (i) twice the number of Leased Fibers Carrier has leased in the Network rings, provided such Carrier-MFN Lateral Extension is the only Carrier-MFN Lateral Extension existing into the same Building; or (ii) the same number of Leased Fibers Carrier has leased in the Network rings if more than one Carrier-MFN Lateral Extension exists into the same Building.

          4.3.7 Carrier-MFN Lateral Extensions can only be spliced into Network rings. Carrier is permitted to request splicing of a number of fibers from the Carrier-MFN Lateral Extension equal to (i) twice the number of fibers in the Network rings, provided such Carrier-MFN Lateral Extension is the only Carrier-MFN Lateral Extension existing into the same Building, or (ii) the same number of Leased Fibers Carrier has leased in the Network rings if more than one Carrier-MFN Lateral Extension exists into the same Building, in both cases, up to one hundred forty four (144) fibers ("CARRIER FIBERS"). Whether splicing is for Carrier or other party acquiring fiber strands in the Carrier-MFN Lateral Extension, MFN shall be obligated to splice fibers leased in the Carrier-MFN Lateral Extension at MFN's Splice Cost, with MFN to provide reasonable cost assumptions upfront.

          4.3.8 If Carrier wants additional fibers in the Carrier-MFN Lateral Extension, over and above (i) twice the number of fibers Carrier has leased from MFN in the corresponding Network rings, if such Carrier-MFN Lateral Extension is the only Carrier-MFN Lateral Extension existing into the same Building, or (ii) the same number of fibers Carrier has leased from MFN in the corresponding Network rings if more than one Carrier-MFN Lateral Extension exists into the same Building, in both cases, to connect to such Network rings, such fibers are subject to availability and shall be at the terms and conditions (including splice fees) as is provided below for third party acquisitions of excess fibers in the Carrier-MFN Lateral Extension.

          4.3.9 MFN may not construct additional Lateral Extensions into the Building, or splice additional fiber from the Building into any MFN Network rings until all fibers, over and above the Leased Fiber leased by Carrier, in the Carrier-MFN Lateral Extension ("EXCESS CARRIER-MFN LATERAL FIBERS") are leased either to Carrier or third parties ("DISPOSITION").

          4.3.10 In the event Carrier has located a potential fiber customer who desires to lease Excess Carrier-MFN Lateral Fibers in Carrier-MFN Lateral Extensions, Carrier shall only promptly notify MFN regarding the identity of such potential customer ("FIBER CUSTOMER") and will not, in any matter whatsoever, attempt to negotiate terms of the Disposition with the Fiber Customer. In such event, or in the event MFN has located a potential Fiber Customer, MFN shall negotiate in good faith to enter into the applicable Disposition documents with such potential Fiber Customer. MFN's negotiations of the terms and conditions of the Disposition documents with any potential Fiber Customer shall be subject to the conditions contained in this Amendment, including but not limited to:

                 a) MFN shall use its commercially reasonable efforts to
                    maximize the lease price payable thereunder, which in any event shall be no less than the amount determined in accordance with this Amendment.

                 b) The number of fiber strands which any Fiber Customer shall be entitled to acquire hereunder shall be no greater than
                    (i) twice the number of fiber strands on the Network rings that such Fiber Customer has acquired if such Carrier-MFN Lateral Extension is the only Carrier-MFN Lateral Extension existing into the same Building, or (ii) the same number of fiber strands on the Network rings that such Fiber Customer has acquired if more than one Carrier-MFN Lateral Extension exists into the same Building.

                 c) The Disposition documents shall prohibit the Fiber
                    Customer from selling, assigning, leasing, licensing, granting an indefeasible right to use, or otherwise transferring, the fiber strands at any time (but may borrow against it or pledge its interest therein).

          4.3.11 Dispositions of Excess Carrier-MFN Lateral Fibers can be made at MFN's discretion for a lateral/building access fee determined by MFN in its sole discretion. If Excess Carrier-MFN Lateral Fibers are Disposed of at a lateral/building access price less than the price set forth in the matrix attached as EXHIBIT D to this Amendment ("MINIMUM BASE LATERAL/BUILDING ACCESS PRICE"), then the Minimum Base Lateral/Building Access Price will be used to calculate the Fiber Proceeds (as defined in Section 4.3.13 below). If Excess Carrier-MFN Lateral Fibers are Disposed of at a lateral/building access price more than the price set forth in the matrix attached as EXHIBIT D to this Amendment ("MAXIMUM BASE LATERAL/BUILDING ACCESS PRICE"), then the Maximum Base Lateral/Building Access Price will be used to calculate the Fiber Proceeds (as defined in Section 4.3.13 below).

          4.3.12 Any future Dispositions of Excess Carrier-MFN Lateral Fibers for which an initial lease has terminated shall be done in accordance with the terms and conditions of this Amendment, up through and until such Excess Carrier-MFN Lateral Fibers are no longer commercially viable.

          4.3.13 Revenues received for lateral/building access fees in connection with the Disposition of Excess Carrier-MFN Lateral Fibers shall be split fifty (50)/fifty (50) between Carrier and MFN ("FIBER PROCEEDS"). Only one-time/non-recurring fees (i.e., for installation, upfront costs, etc.) received in connection with the Disposition of Excess Carrier-MFN Lateral Fibers, which are over and above MFN's out-of pocket costs (for splicing, etc. performed as part of the Disposition) plus
                 [*], shall be amortized over a period of sixty (60) months for purposes of making the Exhibit D calculations of the revenue received by MFN pursuant to this Amendment; (but, they shall be paid out as received). MFN shall remit to Carrier all Fiber Proceeds received during any calendar quarter within forty-five (45) days from the end of such quarter.

          4.3.14 Carrier shall have the right, upon prior reasonable written notice to MFN, to audit, MFN's accounting records and to inspect fiber terminations at fiber distribution panels/OCEFs in Buildings subject to this Amendment, to determine if MFN has adhered to the terms of this Amendment with respect to the sharing of the Fiber Proceeds. Such audit shall be conducted by a mutually acceptable independent accounting firm, provided that such accountant shall hold MFN's accounting records in strictest confidence except as necessary to report to Carrier on MFN's compliance with Section 4.3.13 of this Amendment. Such audit and inspection shall be conducted during MFN's normal business hours, with minimal interruption to MFN's business, with reasonable prior notice to MFN, and may require MFN personnel to be present at all times. Any sum owed by MFN to the Carrier as a result of such audit shall be due and payable, with annual interest thereon of twelve percent (12%) from the date such sum should have been remitted to Carrier. Carrier shall bear all expenses for the audit unless MFN is determined to have underpaid Carrier by more than ten percent (10%) of the sum due hereunder from Fiber Proceeds, in which case MFN shall reimburse Carrier for the expenses of such audit.

5. BUILDINGS WHICH ARE OFF-NET AND ON THE CARRIER TARGET BUILDING LIST AND BUT NOT ON THE MFN TARGET BUILDING LIST.

     5.1 If the Building is Off-Net and is listed in the Carrier Target Building List but not in the MFN Target Building List, MFN will construct, upon Carrier's written request, a MFN Lateral Extension for a charge of MFN's actual cost to construct plus [*]
          [*] ("MFN CONSTRUCTION COST"). Carrier will pay seventy five percent (75%) of the MFN Construction Cost upon execution of the applicable product order Supplement and twenty five percent (25%) upon MFN's completion of construction of the Carrier Lateral Extension. Carrier will receive a credit equal to (i) twenty-five (25%) of the MFN Construction Cost for the first new MFN customer using such MFN Lateral Extension; (ii) twenty-five (25%) of the MFN Construction Cost for the second new MFN customer using such MFN Lateral Extension; and (iii) twenty-five (25%) of the MFN Construction Cost for the third new MFN customer using such MFN Lateral Extension. For the fourth and for each subsequent new MFN customer using such MFN Lateral Extension, Carrier will receive fifty (50%) of all amounts received by MFN from such customer for use of such MFN Lateral Extension. Any such credit due hereunder will be applied towards any monthly charges due pursuant to the Agreement unless otherwise agreed by the Parties.

     5.2 Carrier may also elect to construct its own lateral to the Building by itself or through a third party. Any such lateral extensions constructed under this Section 5.1 shall be Carrier's property, shall be considered a Carrier Lateral Extension, and shall be subject to the provisions of Section 4.2.4 of this Amendment, including MFN's splice obligation.

[*] Indicates confidential treatment requested.

     IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be signed and delivered as of the Effective Date.

     Metromedia Fiber Network Services, Inc.      Cogent Communications, Inc.

     Name    Thomas D. Byrnes                    Name   David Schaeffer
          ---------------------------------           -------------------------


     Title   President Carrier Services          Title  Chief Executive Officer
           --------------------------------            -------------------------


     Signature    /s/ Thomas D. Byrnes           Signature  /s/ Donald Schaeffer
               ----------------------------                ---------------------

     Date      July 19, 2001                     Date         July 19, 2001
          ---------------------------------           --------------------------

                                    EXHIBIT A

                      INITIAL CARRIER TARGET BUILDING LIST

[To be supplied by Carrier]

                                    EXHIBIT B

                        INITIAL MFN TARGET BUILDING LIST

[To be supplied by MFN]

                                    EXHIBIT C

                REJECTED AND CANCELLED PRODUCT ORDER SUPPLEMENTS

[To be supplied by MFN]

                                    EXHIBIT D

                           FIBER STRAND PRICING MATRIX

Minimum and Maximum Base Lateral/Building Access Price for Excess Carrier-MFN Lateral Fibers Disposed of pursuant to this Amendment are as follows:


NUMBER OF FIBERS:                        MIN. BASE LATERAL/BUILDING           MAXIMUM BASE LATERAL/BUILDING
-----------------                        --------------------------           -----------------------------
                                         ACCESS PRICE                         ACCESS PRICE
                                         ------------                         ------------
                                         MONTHLY RECURRING ($)                MONTHLY RECURRING ($)
                                         ---------------------                ---------------------

         2                               [***]                                  [***]

         4                               [***]                                  [***]

         6                               [***]                                  [***]

         8                               [***]                                  [***]

         10                              [***]                                  [***]

         12                              [***]                                  [***]

         14                              [***]                                  [***]

         16                              [***]                                  [***]



[*] Indicates confidential treatment requested.